Exhibit 10.1

Supplement Agreement of Equity Transfer Agreement

by and among

Tianjin AnGaoMeng Construction Development Co., Ltd.

and

Li Bo, Ruan Shenghua and Zheng Yongsheng

April 6, 2021

Acquiror: Tianjin AnGaoMeng Construction Development Co., Ltd. (“Party A” or the “Acquiror”)

Address: Floor 3, Shui Li Da Sha, Fuzhou Road, Tanggu, Binhai New Area, Tianjin

Legal Representative: Li Zhenhua

Unified Social Credit Code of Enterprise Legal Person:

Seller: Li Bo (“Party B” or the “Seller B”)

Address: Room

Nationality:

ID No.:

Seller: Ruan Shenghua (“Party C” or the “Seller C”)

Address:

Nationality:

ID No.:

Seller: Ruan Shenghua (“Party D” or the “Seller D”)

Address:

Nationality:

ID No.:

(Party B, Party C and Party D are collectively referred to as “Sellers”, Sellers and Acquiror are collectively referred to as “Parties”.)

Whereas:

1.	Yushu Kingo City Real Estate Development Co., Ltd. (the “Subject Company”) is a company limited by shares established and existing in the Administrative Bureau for Industry and Commerce of Yushu under the laws of China, with a registered capital of RMB30,000,000. Established on December 18, 2013 with its domicile at the West Section of Xiangyang Road, Yushu, the current legal representative of the Subject Company is Li Bo and its business scope is real estate development and property management;
2.	Party A is a wholly-owned subsidiary of AGM Group Holdings, Inc. (“AGMH”), a NASDAQ listed company. AGMH has 21,791,055 Class A ordinary shares as of the date of this Agreement.
3.	The Parties signed the Letter of Intent of Equity Acquisition on February 21, 2019 (In the Letter of Intent, Party A's name is "Shenzhen AnGaoMeng Financial Technology Service Co., Ltd." which has been renamed as "Tianjin AnGaoMeng Construction Development Co., Ltd.") and afterwards entered into an Equity Transfer Agreement (the “Original Transfer Agreement”) on which the parties agreed upon the transfer price and payment method. Party A has made advance payments in the amount of $4,937,663.72 (the “Advance Payments”) to respective Seller.
4.	The construction schedule of the Target Company has been delayed due to the COVID-19 of 2020, and it is expected that the completion date will be postponed to the 30th date of June 2021.

Base on the above situation, after friendly consultations conducted in accordance with the principles of equity and mutual benefit, the Parties agree to reach the Supplement Agreement with respect to the equity transfer in accordance with the Company Law of the People's Republic of China and other applicable laws and regulations.

1.	Supplement Terms
1.1	The Parties agree that, by October 31, 2021, if Party A decides to abandon the acquisition, the Sellers will return the $4,937,663.72 Advance Payment of the Original Transfer Agreement to Party A and pay for an additional 10% interest of project delay loss to Party A.
1.2	All Parties agree that if Sellers are unable to return 100% of the Advance Payment plus interest to Party A, the Sellers agree to transfer titles of its real properties to Party A. The real estate price will be calculated at 20% discount of the market price.
1.3	Party A and the Sellers further agree to conduct a new evaluation of the real estate assets in light of COVID-19 after the completion of the audit and to enter into a supplement agreement based on such evaluation. In the new valuation, the Advance Payment plus interest returned by the Sellers shall count towards the final purchase price.

2.	Miscellaneous Provisions
2.1	Positioning, Supplement and Modification of the Agreement

This Supplement Agreement shall have the same legal effect as the Original Transfer Agreement. Any supplement, amendment, annotation or annex to this Supplement Agreement shall be agreed in writing by all Parties and shall be binding only after being signed.

2.2	Effectiveness

This Agreement shall be formally signed and sealed by the legal representatives or their authorized representatives of each party, and shall come into force from the date of signature and seal of each party.

2.3	Copies

This Supplement Agreement is made in 8 copies, each party holds 2, all of which have the same legal effect.

2.4	Other Matters

Matters not covered in this Supplement Agreement shall be settled through friendly negotiation.

(Signatures follow on next page)

Party A: Tianjin AnGaoMeing Construction Development Co., Ltd.

/s/ Li Zhenhua

/seal/

Authorized Representative: Li Zhenhua

Date: April 6, 2021

Party B or Party B’s Authorized Representative: Li Bo

/s/ Li Bo

Date: April 6, 2021

Tel:

Party C or Party C’s Authorized Representative: Ruan Shenghua

/s/ Ruansheng Hua

Date: April 6, 2021

Tel:

Party D or Party D’s Authorized Representative: Zheng Yongsheng

/s/ Zheng Yongsheng

Date: April 6, 2021

Tel: